CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Convertible Income-Growth Trust:

We consent to the use of our report dated December 1, 2000, incorporated in this Registration Statement by reference, for the Putnam Convertible Income-Growth Trust and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants And Financial Statements" in the Statement of Additional Information.

/s/KPMG LLP

Boston, Massachusetts
February 22, 2001